Exhibit 10.1
SCHEDULE A

MANAGERS

Sonesta International Hotels Corporation, a Maryland corporation

SCHEDULE B

OWNERS

HPT CY TRS, Inc., a Maryland corporation

SCHEDULE C
HOTELS

	Trade Name and Street Address	Landlord	Owner	Manager
1.	Sonesta Select Phoenix Camelback 2101 East Camelback Road Phoenix, AZ	Service Properties Trust	HPT CY TRS, Inc.	Sonesta International Hotels Corporation

SCHEDULE D
MANAGEMENT AGREEMENTS
1.Second Amended, Restated and Consolidated Master Management Agreement for Retained Hotels, dated as of August 1, 2025, by and among Sonesta International Hotels Corporation, as manager, and Cambridge TRS, Inc., HPT CY TRS, Inc., HPT TRS IHG-2, Inc. and HPT TRS MRP, Inc., as owners, as amended and assigned. [1 Hotel]